                                                                     EXHIBIT 5.1


                                   BRYAN CAVE LLP
                              ONE METROPOLITAN SQUARE
   WASHINGTON, D.C.         211 N. BROADWAY, SUITE 3600           LONDON, ENGLAND
  NEW YORK, NEW YORK       ST. LOUIS, MISSOURI 63102-2750       RIYADH, SAUDI ARABIA
 KANSAS CITY, MISSOURI            (314) 259-2000           ABU DHABI, UNITED ARAB EMIRATES
 OVERLAND PARK, KANSAS       FACSIMILE: (314) 259-2020             KUWAIT CITY, KUWAIT
   PHOENIX, ARIZONA                                           DUBAI, UNITED ARAB EMIRATES
LOS ANGELES, CALIFORNIA                                                HONG KONG
SANTA MONICA, CALIFORNIA                                     ASSOCIATED OFFICE IN SHANGHAI
   IRVINE, CALIFORNIA

                                     July 20, 1999


TALX Corporation
Board of Directors
1850 Borman Court
St. Louis, Missouri 63146

Ladies and Gentlemen:

     We have acted as counsel to TALX Corporation, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 500,000 additional shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Company's Amended and Restated Stock Option Plan of 1996, as amended (the "Plan"), by means of a registration statement on Form S-8 (the "Registration Statement").

     We have examined originals or copies, certified or otherwise, identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purpose of the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents. On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares will be legally issued, fully paid and non-assessable.

     This opinion is not rendered with respect to any laws other than Laws of the State of Missouri.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ Bryan Cave LLP

                                 BRYAN CAVE LLP